Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258075
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 6, 2022)
14,000,000 Shares of Common Stock

This prospectus supplement relates to the offering by the selling stockholder referenced in this prospectus supplement of 14,000,000 shares of our Class A common stock, par value $0.0001 per share (“Common Stock”). We are not offering any securities pursuant to this prospectus supplement and we will not receive any of the proceeds from the sale of the Common Stock being sold by the selling stockholder.
Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “HLLY.” On September 8, 2025, the last reported sale price of our Common Stock on the NYSE was $3.74 per share.
You should carefully read this prospectus supplement and the accompanying prospectus before you invest in our Common Stock.
Investing in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and page 9 of the accompanying prospectus and under similar headings in the other documents incorporated by reference in this prospectus supplement, to read about factors you should consider before buying our Common Stock.

	PER SHARE	TOTAL
Public offering price	$ 2.750000	$ 38,500,000
Underwriting discounts and commissions	$0.116875	$1,636,250
Proceeds to selling stockholder before expenses(1)	$2.633125	$36,863,750

(1)
See the section “Underwriting (Conflicts of Interest)” beginning on page S-12 for additional information regarding underwriting compensation. The selling stockholder has granted the underwriters an option for a period of 30 days to purchase up to 2,100,000 additional shares of Common Stock at the public offering price, less underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the shares of Common Stock will be made on or about September 12, 2025.
Lead Book-Running Managers

J.P. Morgan	Jefferies

Joint Book-Running Managers

William Blair	Canaccord Genuity

The date of this prospectus supplement is September 10, 2025.

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED SEPTEMBER 6, 2022)
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement updates, amends and supplements the prospectus dated September 6, 2022 (the “prospectus”), which forms a part of our registration statement on Form S-1 (Registration No. 333-258075), dated July 21, 2021, as amended by Post-Effective Amendment No. 1 dated February 4, 2022, Post-Effective Amendment No. 2 dated March 15, 2022 and Post-Effective Amendment No. 3 dated August 11, 2022. We filed Post-Effective Amendment No. 3 to convert the registration statement on Form S-1 into a registration statement on Form S-3. Neither we, the selling stockholder nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus, or any subsequent prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholder nor the underwriters take any responsibility for, or provides any assurance as to the reliability of, any other information that others may give you.
This prospectus supplement is not complete without the accompanying prospectus. This prospectus supplement should be read in conjunction with the prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement or documents incorporated by reference updates or supersedes the information contained in the prospectus. Please keep this prospectus supplement with your prospectus for future reference. The prospectus includes other information about our business, financial condition and risk factors you should consider before making any investment in our securities. See “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of shares of Common Stock offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
The selling stockholder is not, and the underwriters are not, making an offer to sell our Common Stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriter, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the U.S. Private Securities Litigation Reform Act of 1995, as well as protections afforded by other federal securities laws. These forward-looking statements relate to expectations for our future financial performance, business strategies or expectations. Forward-looking statements may be accompanied by words such as “believe,” “estimate,” “expect,” “project,” “forecast,” “may,” “will,” “should,” “seek,” “plan,” “scheduled,” “anticipate,” “intend” or similar expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control. Therefore, you should not place undue reliance on such statements. These forward-looking statements are subject to a number of risks and uncertainties and actual results could differ materially due to numerous factors, including, but not limited to, our ability to do any of the following:
•	execute our business strategy, including monetization of services provided and expansions in and into existing and new lines of business;
•	anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels;
•	anticipate and manage through supply shortages of key component parts used in our products and the need to shift the mix of products offered in response thereto;
•
respond to the impact of geopolitical events, including military conflicts (including the conflict in Ukraine, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), tariffs, the interruption from catastrophic events and problems such as terrorism and public health crises;

•	maintain key strategic relationships with partners and distribution partners;
•	anticipate and manage through the impact of elevated interest rate levels, which cause the cost of capital to increase, as well as respond to inflationary pressures and tariffs;
•	enhance future operating and financial results;
•	respond to uncertainties associated with product and service development and market acceptance;
•	anticipate and manage through fluctuations in consumer demand and/or shifts in the mix of products sold;
•	attract and retain qualified employees and key personnel;
•	protect and enhance our corporate reputation and brand awareness;
•	assess potential impairment of goodwill and other intangible asset impairment charges;
•	effectively respond to general economic and business conditions;
•	acquire and protect intellectual property;
•	collect, store, process and use personal and payment information and other consumer data;
•	comply with privacy and data protection laws and other legal obligations related to privacy, information security, and data protection;
•	manage the impact of any security breaches, cyber-attacks, or other cybersecurity threats or incidents, or the failure of any key information technology systems;
•	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;
•	obtain additional capital, including use of the debt market;
•	manage to finance operations on an economically viable basis;
S-iii

•	maintain the NYSE listing of our Common Stock and warrants to purchase Common Stock (“Warrants”);
•	comply with existing and/or future laws and regulations applicable to our business, including laws and regulations related to environmental health and safety;
•	respond to litigation, complaints, product liability claims and/or adverse publicity;
•	anticipate the significance and timing of contractual obligations;
•	anticipate the impact of, and response to, new accounting standards;
•	maintain proper and effective internal controls;
•	respond to the impact of changes in U.S. laws and regulations, including the impact on deferred tax assets;
•	anticipate the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”);
•	anticipate the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, and demographic trends; and
•
other risks and factors, listed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”) and as disclosed in any subsequent filings with the SEC.

Forward-looking statements are based on information available as of the date of this prospectus supplement and our management’s expectations, forecasts and assumptions, and involve a number of judgements, risks and uncertainties, and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
S-iv

SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before making an investment decision. You should pay special attention to the “Risk Factors” section of the our 2024 10-K incorporated by reference herein to determine whether an investment in our Common Stock is appropriate for you. Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “we,” “us,” “our” and similar terms are intended to refer to Holley Inc. and its consolidated subsidiaries.
Business Summary
Overview
Founded in 1903, Holley Inc. has been a part of the automotive industry for well over a century. We design, manufacture, and distribute high-performance automotive aftermarket products to car and truck enthusiasts primarily in the United States, Canada and Europe. Our products span a number of automotive platforms and are sold across multiple channels. We are a leading manufacturer of a diversified line of performance automotive products, including carburetors, fuel pumps, fuel injection systems, nitrous oxide injection systems, superchargers, exhaust headers, mufflers, distributors, ignition components, engine tuners and automotive performance plumbing products. We are also a leading manufacturer of exhaust products as well as shifters, converters, transmission kits, transmissions, tuners and automotive software. Our products are designed to enhance street, off-road, recreational and competitive vehicle performance through increased horsepower, torque and drivability. We have locations in the United States, Canada, Italy and China.
We attribute a major component of our success to our brands, including Holley EFI, Holley, MSD, Simpson, EDGE, Superchips, Diablosport, Accel and Flowmaster, among others. Through these strategic acquisitions, we have increased our market position in the otherwise highly fragmented performance automotive aftermarket industry.
We operate in the performance automotive aftermarket parts industry. We believe there is ample opportunity to continue our expansion into new products and markets, such as exterior accessories and mobile electronics, representing a natural progression for us to grow market share as these adjacencies are driven by passionate enthusiasts, consistent with our core categories. See also “Risk Factors—Risks Relating to Holley’s Business and Industry—If the Company is unable to successfully design, develop and market new products, the Company business may be harmed” in the 2024 10-K for a discussion of the risks related to the Company’s new product development.
On July 16, 2021 (the “Closing Date”), we consummated a business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger dated March 11, 2021 (the “Merger Agreement”), by and among Empower Ltd., (“Empower”), Empower Merger Sub I Inc., a direct wholly owned subsidiary of Empower (“Merger Sub I”), Empower Merger Sub II LLC, a direct wholly owned subsidiary of Empower (“Merger Sub II”), and Holley Intermediate Holdings, Inc. (“Holley Intermediate”). Pursuant to the Merger Agreement, among other things: (i) Merger Sub I merged with and into Holley Intermediate, the separate corporate existence of Merger Sub I ceased, and Holley Intermediate became the surviving corporation, and (ii) Holley Intermediate merged with and into Merger Sub II, the separate corporate existence of Holley Intermediate ceased, and Merger Sub II became the surviving limited liability company. On the Closing Date, Empower changed its name to Holley Inc. and its trading symbol on the NYSE from “EMPW” to “HLLY.”
Recent Developments
As we have previously disclosed in our SEC filings, the City of Fort Lauderdale General Employees’ Retirement System filed a putative class action, as lead plaintiff, on behalf of itself and all others similarly situated, against us, Tom Tomlinson (our former Director, President, and Chief Executive Officer), Dominic Bardos (our former Chief Financial Officer) and Vinod Nimmagadda (our Executive Vice President of Corporate Development and New Ventures) in the United States District Court for the Western District of Kentucky. The putative class action is captioned City of Fort Lauderdale General Employees’ Retirement System v. Holley, Inc., f/k/a Empower

LTD., et al. The lead plaintiff alleges that statements made regarding our business, operations and prospects violated Section 10(b), Section 20(a) and Rule 10b-5 of the Exchange Act and seeks class certification, damages, interest, attorneys’ fees and other relief. As we previously disclosed, we filed a motion to dismiss on June 28, 2024. On January 7, 2025, the lead plaintiff filed a motion for leave to file a supplemented amended complaint, which the court granted on March 20, 2025. We filed a motion to dismiss the supplemented amended complaint on April 3, 2025. On August 29, 2025, the court denied the motion to dismiss the supplemented amended complaint. Due to the early stage of this proceeding, we cannot reasonably estimate the potential range of loss, if any. We continue to dispute the allegations and intend to vigorously defend against them.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.
Corporate Information
We were incorporated on August 19, 2020 as a Cayman Islands exempted company. Upon the Closing, we changed our name to Holley Inc. Our principal executive office is located at 2445 Nashville Rd., Suite B1, Bowling Green, KY 42101, and our telephone number is (270) 782-2900. Our website address is www.holley.com. The information contained in or accessible from our website is not incorporated into this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING
Shares of Common Stock offered by the Selling Stockholder
14,000,000 shares.
Option to purchase additional shares of Common Stock
The underwriters have an option to purchase up to an additional 2,100,000 shares of Common Stock from the selling stockholder at the public offering price, less underwriting discounts and commissions. The underwriters can exercise this option, in whole or in part, at any time within 30 days from the date of this prospectus supplement.
Shares of Common Stock outstanding after completion of this offering
120,499,661 shares.
Use of Proceeds
The selling stockholder will receive all of the net proceeds from any sales of its shares. We will not receive any proceeds from the sale of Common Stock by the selling stockholder. We will bear a portion of the expenses of the offering of Common Stock by the selling stockholder, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes, if any, on the sale of Common Stock by the selling stockholder. See “Use of Proceeds” in this prospectus supplement.
Dividend Policy
We have not paid any cash dividends on our Common Stock to date. The board of directors may from time to time consider whether or not to institute a dividend policy. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the board of directors. Our ability to declare dividends will be within the discretion of the board of directors. Our ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing we may pursue.
Lock up Agreements
We, the members of our board of directors and our executive officers, as well as the selling stockholder and Empower Sponsor Holdings LLC, have agreed with the underwriters, subject to certain exceptions, not to offer, sell, or dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock during the 90-day period following the date of this prospectus supplement, except with the prior written consent of the representatives.
NYSE ticker
“HLLY”
Risk Factors
For a discussion of risks relating to the Company, our business and an investment in our Common Stock, see “Risk Factors” on page S-5 of this prospectus supplement and on page 9 of the accompanying prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in our Common Stock.

Unless otherwise indicated, all information in this prospectus supplement relating to the number of shares of Common Stock to be outstanding immediately after this offering excludes approximately 1.5 million shares reserved for future issuance under our 2021 Omnibus Incentive Plan or issuable pursuant to currently outstanding equity awards or warrants to purchase Common Stock. In addition, unless we indicate otherwise, the information in this prospectus supplement assumes that the underwriters have not exercised, in whole or in part, their option to purchase up to 2,100,000  additional shares of Common Stock from the selling stockholder.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before making a decision to invest in our Common Stock, you should carefully consider the specific risks and uncertainties and assumptions discussed in “Part I. Item 1A. Risk Factors” in our 2024 10-K, “Part II—Other Information. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and “Part II—Other Information. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
We will not receive any proceeds from the sale of Common Stock by the selling stockholder. We will, however, bear the costs associated with the sale of Common Stock by the selling stockholder, other than underwriting costs, discounts, and commissions and certain transfer taxes, if any, which will be borne by the selling stockholder. For more information, see “Selling Stockholder” and “Underwriting” in this prospectus supplement.

SELLING STOCKHOLDER
Unless otherwise indicated, the following table shows information about the beneficial ownership of our Common Stock, as of the date of this prospectus supplement, of the stockholder selling shares in this offering.
The percentages listed below for Common Stock owned before and after the offering is based on 120,499,661 shares of Common Stock issued and outstanding as of September 8, 2025. Ownership percentages do not include shares of Common Stock issuable pursuant to our 2021 Omnibus Incentive Plan or issuable pursuant to currently outstanding equity awards or warrants to purchase Common Stock.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	SHARES OWNED BEFORE THE OFFERING		SHARES TO BE SOLD IN THIS OFFERING(3)	SHARES OWNED AFTER THE OFFERING(3)
	NUMBER	PERCENTAGE	NUMBER	NUMBER	PERCENTAGE
Holley Parent Holdings, LLC(2)	40,754,834	33.8%	16,100,000	24,654,834	20.5%

(1)
A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

•	voting power which includes the power to vote, or to direct the voting of, such security; and/or
•	investment power which includes the power to dispose, or to direct the disposition of, such security.
(2)
Consists of shares of Common Stock that is held by the selling stockholder. The selling stockholder is governed by the amended and restated limited liability company agreement of the selling stockholder (the “Holley Stockholder LLCA”) among Sentinel Capital Partners V, L.P., Sentinel Capital Partners V-A, L.P. and Sentinel Capital Investors V, L.P. (collectively, the “Sentinel Investors”) and the other members party thereto. By virtue of (a) the ability of the Sentinel Investors under the Holley Stockholder LLCA to appoint and remove a majority of the members of the board of directors of the selling stockholder and (b) the ability of a majority of the board of directors of the selling stockholder to control investment and voting power over the shares of Common Stock held by the selling stockholder, the Sentinel Investors may be deemed to have beneficial ownership over the shares of Common Stock held of record by the selling stockholder. The Sentinel Investors are controlled by Sentinel Partners V, L.P. (“Sentinel Partners V”), their general partner, which is controlled by Sentinel Managing Company V, Inc. (“Sentinel Managing Company”), its general partner, which is controlled by David S. Lobel, its president and sole shareholder. Accordingly, each of Sentinel Partners V, Sentinel Managing Company and Mr. Lobel may be deemed to have beneficial ownership over the shares of Common Stock held by the selling stockholder. Each of the Sentinel Investors, Sentinel Partners V, Sentinel Managing Company and Mr. Lobel disclaims beneficial ownership of the shares of Common Stock held by the selling stockholder other than to the extent of their pecuniary interest therein. The address for each of the foregoing is c/o Sentinel Capital Partners, L.L.C., One Vanderbilt Avenue, 53rd Floor, New York, NY 10017.

(3)
Assumes full exercise of the underwriters’ option to purchase additional shares of Common Stock. If the underwriters’ option to purchase additional shares of Common Stock is not exercised, the selling stockholder will beneficially own 26,754,834 shares of Common Stock after this offering, or approximately 22.2% of our issued and outstanding shares of Common Stock as of September 8, 2025.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material U.S. federal income tax consequences of the ownership and disposition of our Common Stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are purchasing our securities in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code), including but not limited to:
•	financial institutions or financial services entities;
•	broker-dealers;
•	governments or agencies or instrumentalities thereof;
•	regulated investment companies;
•	real estate investment trusts;
•	small business investment companies;
•	S corporations;
•	persons that will hold the Common Stock in tax-deferred or tax-advantaged accounts;
•	expatriates or former long-term residents of the United States;
•	persons that actually or constructively own five percent or more of our voting shares;
•	insurance companies;
•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities;
•	controlled foreign corporations and passive foreign investment companies; and
•	tax-exempt entities.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”) and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, all of which are subject to change, possibly with retroactive effect, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the United States Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its position may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your tax advisor.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of shares of our Common Stock who or that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that would be subject to tax at the maximum tax rate applicable to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale, taxable exchange or other taxable disposition of our Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock. A U.S. holder’s adjusted tax basis in its Common Stock generally will equal the U.S. holder’s acquisition cost for the Common Stock less any prior distributions that were treated as a return of capital.
Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale, taxable exchange or other taxable disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock who or that is not a U.S. holder or a partnership.
Taxation of Distributions. In general, any distributions we make to a Non-U. S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8EC1 certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Subject to the discussion below under “Non-U.S. Holders—Information Reporting and Backup Withholding” and “Non-U.S. Holders—FATCA Withholding Taxes”, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•	the Non-U.S. holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met; or
•
we are or have been a “U.S. real property holding corporation” (or “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. Our Common Stock is currently traded on the NYSE, but there can be no assurance that our Common Stock will continue to be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, the Non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such Non-U.S. holder’s country of residence) on the net gain derived from the sale, taxable exchange or other taxable disposition, which may be offset by certain U.S.-source capital losses of the Non- U.S. holder, if any, provided such Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, taxable exchange or other taxable disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates and, in addition, a purchaser of our Common Stock may be required to withhold tax with respect to that obligation. We believe that we are not currently a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future.
Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale, taxable exchange or other taxable disposition of our shares of Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes. Legislation commonly known as “FATCA” (Sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
These withholding and reporting requirements generally apply to U.S.-source periodic payments and to payments of gross proceeds from a sale or redemption. However, under proposed Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding under FATCA will apply to payments of gross proceeds from a sale or redemption (other than income treated as U.S.-source “fixed or determinable annual or periodical” income). If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You are urged to consult your tax advisors regarding the possible implications of FATCA on your investment in our Common Stock.

UNDERWRITING
J.P. Morgan Securities LLC and Jefferies LLC are acting as representatives of the underwriters in connection with this offering. Subject to the terms and conditions of the underwriting agreement, the selling stockholder has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Common Stock listed next to its name in the following table:

UNDERWRITERS	SHARES OF COMMON STOCK
J.P. Morgan Securities LLC	6,650,000
Jefferies LLC	4,200,000
William Blair & Company, L.L.C.	1,575,000
Canaccord Genuity LLC	1,575,000
Total	14,000,000

The underwriters have agreed to purchase all of the shares of Common Stock sold under the underwriting agreement if they purchase any of these shares. The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may also be increased or the offering may be terminated.
The selling stockholder has granted the underwriters a 30-day option to purchase up to an additional 2,100,000 shares of Common Stock from the selling stockholder at the public offering price, less the underwriting discount and commissions. If any shares of Common Stock are purchased pursuant to this option, the underwriters will severally purchase shares of Common Stock in approximately the same proportion as set forth in the table above.
In connection with this offering, the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus electronically.
The difference between the price at which the underwriters purchase shares and the price at which the underwriters resell such shares may be deemed underwriting compensation. Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.070125 per share of Common Stock. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters to the selling stockholder.
Such amounts are shown assuming no exercise or full exercise of the underwriters’ option to purchase 2,100,000 additional shares of Common Stock.

	PAID BY THE SELLING STOCKHOLDER
	NO EXERCISE	FULL EXERCISE
Per Share	$0.116875	$0.116875
Total	$1,636,250	$1,881,688

We have agreed that we will not, subject to certain exceptions, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act of 1933, as amended, or the Securities Act, relating to, any shares of our Common Stock or securities convertible into or exercisable or exchangeable for any shares of our Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Jefferies LLC for a period of 90 days after the date of this prospectus supplement, other than the shares of our Common Stock to be sold hereunder and any shares of our Common Stock issued upon the exercise or vesting of awards granted under our stock-based compensation plans.
The members of our board of directors and our executive officers, as well as the selling stockholder Empower Sponsor Holdings LLC and entities controlled by MidOcean Partners (“MidOcean”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC and Jefferies LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, or other securityholders in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, other than the shares of Common Stock to be sold by the selling stockholder in this offering, or (3) make any demand for or exercise any right with respect to the registration of any shares of our Common Stock or any security convertible into or exercisable or exchangeable for our Common Stock. Pursuant to the lock-up agreements entered into by MidOcean, Matthew Rubel and Graham Clempson, the lock-up period with respect to the Warrants held of record by entities controlled by MidOcean, Matthew Rubel and Graham Clempson as of the date of this prospectus supplement will terminate on the date that is 45 days after the date of this prospectus supplement. On September 8, 2025, the last reported sale price of our Warrants on the NYSE was $0.10 per Warrant, and, on September 8, 2025, the last reported sale price of our Common Stock on the NYSE was $3.74. The exercise price of the Warrants is $11.50 per share, and the Warrants will expire on July 16, 2026.
Our shares of Common Stock are listed on the NYSE under the symbol “HLLY.”
The expenses of this offering are estimated to be approximately $390,000. See the section entitled “Use of Proceeds.” We have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $20,000.
Until the distribution of the shares offered hereby is completed, SEC rules may limit the underwriters and selling group members from bidding for or purchasing our shares of Common Stock. However, the underwriters may engage in transactions that stabilize the price of our Common Stock, such as bids or purchases that peg, fix or maintain the price of the Common Stock.
In connection with this offering, the underwriters may make short sales of our shares of Common Stock. Short sales involve the sale by the underwriters, at the time of the offering, of a greater number of shares of Common Stock it is are required to purchase in the offering. Short sales may be “naked short sales,” which are short positions in excess of that amount. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the purchases by the underwriters to cover short positions may have the effect of raising or maintaining the market price of Common Stock preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than it would otherwise be in the absence of these transactions. If these activities are commenced, they may be discontinued at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect the transactions described above may have on the price of our Common Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.
Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise), and/or persons and entities with relationships with us. In particular, certain affiliates of the underwriters are acting as the lenders in connection with our credit facility, for which they have received, and will receive, customary fees and expenses as consideration therewith. We will not receive any of the proceeds of this offering, and no proceeds will be used to pay down our credit facility. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the securities in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The securities may not be offered for sale, nor may application for the sale or purchase or any securities be invited, in Australia (including an offer or invitation which is received by a person in Australia), and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the securities may be distributed or published in Australia unless, in each case:

(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the securities or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license; and

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act).

Dubai International Financial Centre
The securities may not be or sold to any person in the Dubai International Financial Centre unless such offer is:
(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and
(b)	made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business (COB) Module of the DFSA rulebook.
European Economic Area and United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).
This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of securities which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of securities in the EEA other than to EEA Qualified Investors.
Prohibition of Sales to EEA Retail Investors—The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (1) a “retail investor” means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as it forms part of domestic law in the United Kingdom) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United

Kingdom of securities which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of securities in the United Kingdom other than to UK Qualified Investors.
Prohibition of Sales to United Kingdom Retail Investors—The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (1) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents or materials relating to the issue of the securities offered hereby or any of their contents.
Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.
The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the securities. Accordingly, (1) no person has offered or sold or will offer or sell in Hong Kong, by means of any document, any securities other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in this prospectus supplement and the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) no person has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (“SFA”) by the Monetary Authority of Singapore, and the offer of the securities in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) pursuant to an offer referred to in Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Future (Classes of Investors) Regulation 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the securities are subscribed or purchased underfor or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is: (a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the securities except: (1) to an Institutional Investor, Accredited Investor, or other Relevant Person, or which arises from an offer referred to in Section 275(A) of the SFA in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan, except pursuant to an exemption from the registration requirements and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Mayer Brown LLP will pass upon the validity of the Common Stock of Holley Inc. offered by this prospectus supplement and certain other legal matters related to this prospectus supplement. Kirkland & Ellis LLP is acting as counsel to the underwriters in this offering. Willkie Farr & Gallagher LLP is acting as counsel for the selling stockholder in connection with certain legal matters related to this offering.

EXPERTS
The audited financial statements incorporated by reference in this prospectus supplement and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act, which was subsequently converted into a registration statement on Form S-3 (as amended, the “Registration Statement”), under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which forms a part of such Registration Statement, do not contain all of the information included in the Registration Statement and the exhibits thereto or the documents incorporated by reference herein and therein. For further information pertaining to us and our securities, you should refer to the Registration Statement and to its exhibits. The Registration Statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are summaries and are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus supplement or the accompanying prospectus relating to a contract or document filed as an exhibit to a Registration Statement or report is qualified in all respects by the filed exhibit.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the Registration Statement of which the accompanying prospectus forms a part and the exhibits thereto, are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.holley.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus supplement or the accompanying prospectus. You may inspect a copy of the Registration Statement and the documents incorporated by reference herein and therein, through the SEC’s website, as provided herein.

INCORPORATION OF INFORMATION BY REFERNECE
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 20, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2025 and June 29, 2025, filed with the SEC on May 7, 2025 and August 6, 2025, respectively;
•	our Current Reports on Form 8-K, filed with the SEC on January 7, 2025, May 1, 2025 and August 14, 2025; and
•
The description of the our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on October 6, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of filing of this prospectus supplement and prior to the effectiveness of this prospectus supplement, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered thereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:
Holley Inc.
2445 Nashville Rd., Suite B1
Bowling Green, KY 42101
(270) 782-2900
Attention: Corporate Secretary

PROSPECTUS

91,102,264 Shares of Common Stock
Up to 6,333,333 Shares of Common Stock Issuable Upon Exercise of the Warrants
Up to 6,333,333 Warrants
This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their pledgees, donees, assignees and successors-in-interest (collectively, the “permitted transferees”), of: (i) up to 91,102,264 shares of our Common Stock, and (ii) up to 6,333,333 warrants to purchase Common Stock. We will not receive any proceeds from the sale of shares of Common Stock or warrants by the Selling Securityholders pursuant to this prospectus.
In addition, this prospectus relates to the issuance by us of up to an aggregate of 6,333,333 shares of our Common Stock issuable upon the exercise of the warrants offered hereby. We will receive the proceeds from any exercise of any warrants for cash. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, New York Stock Exchange (“NYSE”) listing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will offer or sell any of the shares of Common Stock or warrants. The Selling Securityholders or their permitted transferees may offer, sell or distribute all or a portion of their shares of Common Stock or warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the Common Stock or warrants in the section entitled “Plan of Distribution.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Common Stock and our public warrants are listed on the NYSE under the symbols “HLLY” and “HLLY WS,” respectively. On September 1, 2022, the closing price of our Common Stock was $5.60 and the closing price of our public warrants was $1.02.
We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and are subject to reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 9 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 6, 2022.

i

INTRODUCTORY NOTE REGARDING THE BUSINESS COMBINATION
On July 16, 2021 (the “Closing” and such date the “Closing Date”), we consummated the business combination pursuant to that certain Agreement and Plan of Merger, dated March 11, 2021, (the “Merger Agreement”), by and among Empower, Empower Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Empower (“Merger Sub I”), Empower Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Empower (“Merger Sub II”), and Holley Intermediate Holdings, Inc., a Delaware corporation (“Holley Intermediate”).
The Merger Agreement provided for, among other things, the following transactions: (i) Empower changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), and, in connection with the Domestication, (A) each outstanding Class A ordinary share of Empower, par value $0.0001 per share, converted automatically into one share of our Common Stock, and (B) each outstanding Class B ordinary share of Empower, par value $0.0001 per share (the “Founder Shares”), converted automatically into one share of our Common Stock; and (ii) following the Domestication, (A) Merger Sub I merged with and into Holley Intermediate, with Holley Intermediate surviving as a wholly owned subsidiary of Empower (“Merger I”), (B) immediately following Merger I, Holley Intermediate merged with and into Merger Sub II, with Merger Sub II surviving as a limited liability company and a wholly owned subsidiary of Empower (“Merger II” and, together with Merger I, the “Mergers”). The transactions set forth in the Merger Agreement, including the Mergers, constituted a “Business Combination” as contemplated by Empower’s amended and restated memorandum and articles of association. Pursuant to the Merger Agreement, at the Closing, all outstanding shares of Holley Intermediate common stock as of immediately prior to the effective time of Merger I were cancelled and Holley Parent Holdings, LLC, the sole stockholder of Holley Intermediate (the “Holley Stockholder”), received $264,717,627.49 in cash and 67,673,884 shares of Common Stock (at a deemed value of $10.00 per share). Upon the Closing, Empower changed its name to “Holley Inc.” and its trading symbol of its Common Stock on the NYSE from “EMPW” to “HLLY.”
Concurrent with the execution of the Merger Agreement, Empower entered into certain Subscription Agreements, dated as of March 11, 2021, by and between Empower, on the one hand, and certain investors (“PIPE Investors”) on the other hand (collectively, the “PIPE Subscription Agreements”), pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and Empower agreed to issue and sell to the PIPE Investors an aggregate of 24,000,000 shares of Common Stock, at a per share price of $10.00 for an aggregate purchase price of $240,000,000, concurrent with the Closing, on the terms and subject to the conditions set forth therein.
Concurrent with the execution of the Merger Agreement, Empower entered into that certain Sponsor Agreement (the “Sponsor Agreement”) with Empower Sponsor Holdings LLC, a Delaware limited liability company (the “Sponsor”), and the Holley Stockholder, whereby the Sponsor agreed to (i) waive certain of its anti-dilution and conversion rights with respect to the Founder Shares and (ii) an earn-out in respect of 2,187,500 Founder Shares (the “Earn-Out Shares”) vesting in two equal tranches upon the achievement of specified conditions. The Earn-Out Shares will be forfeited by the Sponsor if the applicable conditions are not satisfied before July 16, 2028 (seven years after the Closing Date).
Concurrent with the execution of the Merger Agreement, Empower and Empower Funding, LLC, a Delaware limited liability company and an affiliate of the Sponsor (the “A&R FPA Investor”) entered into that certain Amended and Restated Forward Purchase Agreement (the “A&R FPA”), pursuant to which the A&R FPA Investor agreed to purchase an aggregate of 5,000,000 units of Empower (the “Empower Units”), each Empower unit representing a right to acquire one share of Common Stock and one-third of one warrant to purchase Common Stock at an exercise price of $11.50 per share (each a “Public Warrant”), for $50,000,000 in the aggregate. On July 9, 2021, Empower and the A&R FPA Investor entered into that certain Assignment and Assumption Agreement with the New FPA Purchasers, pursuant to which the A&R FPA Investor assigned its right to purchase 4,975,000 Empower Units to MidOcean Partners V, L.P. and 25,000 Empower Units to MidOcean Partners V Executive, L.P. (collectively, the “New FPA Purchasers”), in each case pursuant to the A&R FPA. Immediately prior to the Domestication, the New FPA Purchasers were issued 5,000,000 Empower Units for an aggregate purchase price of $50,000,000. Following the Domestication, each Empower Unit was subsequently separated into one share of Common Stock and one-third of one Public Warrant. Pursuant to the A&R FPA, the New FPA Purchasers agreed to not exercise the underlying Public Warrants until October 9, 2021 (the one year anniversary of Empower’s initial public offering).
In connection with the Business Combination, certain parties entered into agreements imposing certain transfer restrictions on their ownership of Common Stock and Warrants (as defined below). Pursuant to the terms of a letter agreement entered into with Empower, dated October 6, 2020, the Sponsor and Empower’s officers and directors agreed not to transfer, assign or sell their Founder Shares until the earliest of (A) July 16, 2022 (one year after the Closing Date), (B) the closing price of the Common Stock equals or exceeds $12.00 per share for a specified post-Closing time period, or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction. These parties also agreed, subject to limited exceptions, not to transfer, assign or sell any of the warrants to purchase Common Stock issued to the Sponsor in a private placement in connection with Empower’s initial public offering (the “Private Warrants” and together with the Public Warrants, the “Warrants”) until August 15, 2021, the date that was 30 days after the Closing Date. Concurrent with the execution of the Merger Agreement, the Holley Stockholder entered into a lock-up agreement with Empower, pursuant to which the Holley Stockholder agreed, among other things, to certain transfer restrictions on its shares of Common Stock as follows, subject to certain exceptions: (i) 50,750,000 shares of Common Stock may not be transferred until the earlier to occur of: (A) July 16, 2022, (B) if the closing price of Common Stock equals or exceeds $12.00 per share for a specified post-Closing time period, or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction and (ii) 16,923,884 shares of Common Stock may not be transferred before January 16, 2022 (six months following the Closing Date).
At the Closing, the Sponsor, the Company and the Holley Stockholder entered into that certain Amended and Restated Registration Rights Agreement, pursuant to which the Company agreed to register for resale certain shares of Common Stock and other equity securities of the Company that are held by the Sponsor and the Holley Stockholder from time to time.
At the Closing, the Company, the Sponsor, certain affiliates of the Sponsor, the Holley Stockholder and Sentinel Capital Partners V, L.P., Sentinel Capital Partners V-A, L.P. and Sentinel Capital Investors V, L.P., controlling affiliates of the Holley Stockholder, entered into a Stockholders’ Agreement, pursuant to which the Holley Stockholder and the Sponsor have the right to designate nominees for election to the Company’s board of directors subject to certain beneficial ownership requirements.
This prospectus relates to the offer and sale from time to time by the Selling Securityholders named in this prospectus of the following:
•
up to 91,102,264 shares of Common Stock, consisting of: (i) 6,250,000 shares of Common Stock issued to holders of the Founder Shares in connection with the Domestication; (ii) 4,666,667 shares of Common Stock issuable upon the exercise of the Private Warrants; (iii) 18,845,047 shares of Common Stock issued to the PIPE Investors pursuant to the PIPE Subscription Agreements; (iv) 5,000,000 shares of Common Stock issued to the New FPA Purchasers pursuant to the A&R FPA, as assigned by the A&R FPA Investor; (v) 1,666,666 shares of Common Stock issuable upon exercise of Public Warrants issued to the New FPA Purchasers pursuant to the A&R FPA, as assigned by the A&R FPA Investor; and (vi) 54,673,884 shares of Common Stock issued to the Holley Stockholder in connection with the Business Combination; and

•
up to 6,333,333 Warrants, consisting of (i) 1,666,666 Public Warrants issued to the New FPA Purchasers pursuant to the A&R FPA, as assigned by the A&R FPA Investor, and (ii) 4,666,667 Private Warrants issued to the Sponsor.

In addition, this prospectus relates to the issuance by us of up to an aggregate of 6,333,333 shares of Common Stock issuable upon the exercise of the Warrants offered hereby.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock and/or Warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared or authorized. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Unless the context indicates otherwise, as used in this prospectus, the terms “us,” “our,” “Holley,” “we,” the “company” and similar designations refer to Holley Inc. and its consolidated subsidiaries.
TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus contains references to trademarks, trade names or service marks of Holley and other entities. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of our management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:
•	anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels;
•	access, collect and use personal data about consumers;
•	execute its business strategy, including monetization of services provided and expansions in and into existing and new lines of business;
•	anticipate the impact of the coronavirus disease 2019 (“COVID-19”) pandemic and its effect on business and financial conditions;
•	manage risks associated with operational changes in response to the COVID-19 pandemic;
•
recognize the anticipated benefits of and successfully deploy the proceeds from the Business Combination (as defined herein), which may be affected by, among other things, competition, the ability to integrate the combined businesses and the ability of the combined business to grow and manage growth profitably;

•	anticipate the uncertainties inherent in the development of new business lines and business strategies;
•	retain and hire necessary employees;
•	increase brand awareness;
•	attract, train and retain effective officers, key employees or directors;
•	upgrade and maintain information technology systems;
•	respond to cyber-attacks, security breaches, or computer viruses;
•	comply with privacy and data protection laws, and respond to privacy or data breaches, or the loss of data;
•	acquire and protect intellectual property;
•	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;
•	effectively respond to general economic and business conditions;
•	maintain proper and effective internal controls;
•	maintain the listing on, or the delisting of the Company’s securities from, the NYSE or an inability to have our securities listed on another national securities exchange;
•	obtain additional capital, including use of the debt market;
•	enhance future operating and financial results;
•	anticipate rapid technological changes;

•	comply with laws and regulations applicable to its business and industry, including laws and regulations related to environmental health and safety;
•	stay abreast of modified or new laws and regulations;
•	anticipate the impact of, and response to, new accounting standards;
•	respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets from various events;
•	anticipate the rise in interest rates which would increase the cost of capital, as well as responding to inflationary pressures;
•	anticipate the significance and timing of contractual obligations;
•	maintain key strategic relationships with partners and resellers;
•	respond to uncertainties associated with product and service development and market acceptance;
•	manage to finance operations on an economically viable basis;
•	anticipate the impact of new U.S. federal income tax law, including the impact on deferred tax assets;
•	respond to litigation, investigations, complaints, product liability claims and/or adverse publicity;
•	anticipate the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”);
•
anticipate the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; and

•
other risks and factors, listed under the caption “Risk Factors” included in our Annual Report on 10-K for the year ended December 31, 2021, as filed with the SEC on March 15, 2022, and in any subsequent filings with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

THE COMPANY
Overview
Founded in 1903, we have been a part of the automotive industry for well over a century. We are a leading designer, marketer, and manufacturer of high-performance automotive aftermarket products for car and truck enthusiasts. Our products span a number of automotive platforms and are sold across multiple channels. We attribute a major component of our success to our brands, including “Holley”, “APR”, “MSD” and “Flowmaster”, among others. In addition, we have recently added to our brand lineup through a series of strategic acquisitions, including our 2020 acquisitions of Simpson Racing Products, Inc., Drake Automotive Group LLC and Detroit Speed, Inc., and our 2021 acquisitions of substantially all the assets of AEM Performance Electronics, Finspeed, LLC, Classic Instruments LLC, ADS Precision Machining, Inc., d.b.a. Arizona Desert Shocks, Baer, Inc., d.b.a. Baer Brakes, Brothers Mail Order Industries, Inc., d.b.a. Brothers Trucks, Rocket Performance Machine, Inc., d.b.a. Rocket Racing Wheels, and Speartech Fuel Injections Systems, Inc. Since December 31, 2021, we have completed an additional three acquisitions, including the acquisition of substantially all of the assets of John’s Ind., Inc., Southern Kentucky Classics, and Vesta Motorsports USA, Inc. d.b.a. RaceQuip. Through these strategic acquisitions, we have increased our market position in the otherwise highly fragmented performance automotive aftermarket industry.
We operate in the performance automotive aftermarket parts industry. We believe there is ample opportunity to continue our expansion into new products and markets, such as exterior accessories and mobile electronics, representing a natural progression for us to grow market share as these adjacencies are driven by passionate enthusiasts, consistent with our core categories.
Emerging Growth Company and Smaller Reporting Company Status
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

Corporate Information
The mailing address for our principal executive office is 1801 Russellville Road, Bowling Green, Kentucky 42101, and our telephone number is (270) 782-2900. Our website address is www.holley.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING
Issuer
Holley Inc.
Shares of Common Stock offered by us
Up to 6,333,333 shares of Common Stock issuable upon exercise of the Warrants.
Shares of Common Stock offered by the Selling Securityholders
Up to 91,102,264 shares of Common Stock.
Warrants offered by the Selling Securityholders
Up to 6,333,333 Warrants.
Exercise Price of Warrants
$11.50, subject to adjustment as described herein.
Shares of Common Stock outstanding prior to exercise of all Warrants
118,241,747 shares of Common Stock (as of August 6, 2022).
Shares of Common Stock outstanding assuming exercise of all Warrants
132,875,058 (based on total shares outstanding as of August 6, 2022 plus 14,633,311 Warrants).
Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders. We will receive up to an aggregate of approximately $72.8 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”
Redemption
The Warrants are redeemable in certain circumstances. See “Description of Securities—Warrants” for further discussion.
Market for Common Stock and Warrants
Our Common Stock and Public Warrants are currently traded on the NYSE under the symbols “HLLY” and “HLLY WS,” respectively.
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” elsewhere in this prospectus.

RISK FACTORS
An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.
The Company will receive up to an aggregate of approximately $72.8 million from the exercise of the Warrants offered by the Selling Securityholders pursuant to this prospectus, assuming the exercise in full of all of the Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, the Company intends to use the net proceeds from the exercise of such Warrants for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS
The following table sets forth information known to us regarding ownership of shares of Common Stock and Warrants as of August 6, 2022 that may be offered from time to time by the Selling Securityholders. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock or the Warrants after the date of this prospectus.
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock or Warrants. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
Our registration of the shares of Common Stock and Warrants does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock or Warrants. The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock and Warrants that may be offered from time to time by each Selling Securityholder with this prospectus and the beneficial ownership of the Selling Securityholders both before and after the offering of the securities covered by this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

		Common Stock				Warrants
		Beneficial Ownership Before the Offering	Shares to be Sold in the Offering	Beneficial Ownership After the Offering		Beneficial Ownership Before the Offering	Warrants to be Sold in the Offering	Beneficial Ownership After the Offering
Name of Selling Securityholder		Number of Shares	Number of Shares	Number of Shares	% **	Number of Warrants	Number of Warrants	Number of Warrants	%
Holley Parent Holdings, LLC	(1)	54,673,884	54,673,884
MidOcean Partners Executive V, LP	(2)	51,456	51,456	—	—	28,333	28,333
MidOcean Partners V, LP	(2)	10,239,794	10,239,794	—	—	5,638,334	5,638,334
Allspring Special Small Cap Value Fund, A series of Allspring Funds Trust (f/k/a Wells Fargo Special Small Cap Value Fund, A series of Wells Fargo Funds Trust)	(3)	5,600,786	5,500,000	100,786	*%
Wasatch Microcap Fund	(4)	2,648,974	1,600,000	1,048,974	*%
Wasatch Core Growth Fund	(4)	4,380,265	3,500,000	880,265	*%
Clearlake Flagship Plus Partners Master Fund, L.P.	(5)	2,750,000	2,750,000
Baron Small Cap Fund	(6)	4,557,910	2,500,000	2,057,910	1.7%
Polar Long/Short Master Fund	(7)	193,981	193,981
Polar Multi-Strategy Master Fund	(7)	191,066	191,066
Glenn J. Krevlin Revocable Trust dated July 25, 2007	(8)	558,333	450,000	108,333	*%
Nina P. Krevlin Irrevocable Trust FBO Michael Krevlin dated October 22, 2007	(8)	50,000	50,000
Stewart J. Rahr Revocable Trust	(9)	200,000	200,000
Kornitzer Capital Management, Inc. FBO Buffalo Funds	(10)	110,000	110,000
John R. Muse		50,000	50,000
FMAB Partners, LP	(11)	50,000	50,000
Americo Life, Inc.	(12)	300,000	300,000
The Maddox Family Trust	(13)	100,000	100,000
Staysail 16 LLC	(14)	200,000	200,000
Graham Clempson	(15)	—	—	—	—	433,333	433,333

		Common Stock				Warrants
		Beneficial Ownership Before the Offering	Shares to be Sold in the Offering	Beneficial Ownership After the Offering		Beneficial Ownership Before the Offering	Warrants to be Sold in the Offering	Beneficial Ownership After the Offering
Name of Selling Securityholder		Number of Shares	Number of Shares	Number of Shares	% **	Number of Warrants	Number of Warrants	Number of Warrants	%
Sam Clempson	(16)	449,063	449,063
Lily Clempson	(17)	449,062	449,062
Rubel Family Management Trust U/A Dated 10/8/2018	(18)	493,632	493,632	—	—	233,333	233,333
Matthew Rubel Family Annual Exclusion Trust FBO Joshua Rubel	(19)	134,831	134,831
Matthew Rubel Family Annual Exclusion Trust FBO Jeffrey Rubel	(20)	134,831	134,831
Matthew Rubel Family Annual Exclusion Trust FBO Michael Rubel	(21)	134,831	134,831
Krishnan Anand	(22)	30,000	30,000
Gina Bianchini	(23)	47,000	30,000	17,000	*%
Jeffrey W. Jones	(24)	35,000	35,000
Beth J. Kaplan	(25)	32,500	32,500
William B. Cyr	(26)	25,000	25,000
Mindy Grossman	(27)	19,000	19,000
The NG 2013 Grantor Trust u/a/d March 25, 2013	(28)	3,000	3,000
The Grossman Grandchildren’s Trust u/a/d December 8, 2017	(29)	3,000	3,000
Matt Maddox	(30)	25,000	25,000
Matthew Shay	(31)	25,000	25,000
Andrew Spring	(32)	10,000	10,000
Jonathan Marlow	(33)	20,000	20,000
Sam Selinger	(34)	5,000	5,000

*	Less than 1%
**	Based upon 118,241,747 shares of Common Stock outstanding as of August 6, 2022.
(1)
The Holley Stockholder is governed by the amended and restated limited liability company agreement of the Holley Stockholder (the “Holley Stockholder LLCA”) among the Holley Stockholder and Sentinel Capital Partners V, L.P., Sentinel Capital Partners V-A, L.P., Sentinel Capital Investors V, L.P., controlling affiliates of the Holley Stockholder (collectively, the “Sentinel Investors”), and the other members party thereto. By virtue of (a) the ability of the Sentinel Investors under the Holley Stockholder LLCA to appoint and remove a majority of the members of the board of directors of the Holley Stockholder and (b) the ability of a majority of the board of directors of the Holley Stockholder to control investment and voting power over the shares of our Common Stock held by the Holley Stockholder, the Sentinel Investors may be deemed to have beneficial ownership over the shares of Common Stock held of record by the Holley Stockholder. The Sentinel Investors are controlled by Sentinel Partners V, L.P. (“Sentinel Partners V”), their general partner, which is controlled by Sentinel Managing Company V, Inc. (“Sentinel Managing Company”), its general partner, which is controlled by David S. Lobel, its president and controlling shareholder. Accordingly, each of Sentinel Partners V, Sentinel Managing Company and Mr. Lobel may be deemed to have beneficial ownership over the shares of Common Stock held by the Holley Stockholder. Each of the Sentinel Investors, Sentinel Partners V, Sentinel Managing Company and Mr. Lobel disclaims beneficial ownership of the shares of Common Stock held by the Holley Stockholder other than to the extent of their pecuniary interest therein. The address for each of the foregoing is c/o Sentinel Capital Partners, L.L.C., One Vanderbilt Avenue, 53rd Floor, New York, NY 10017.

(2)
On August 5, 2022, Sponsor distributed an aggregate of 6,250,000 shares of our Common Stock and 4,666,667 Private Warrants to its members and interest holders (the “Sponsor Distribution”). In connection with the Sponsor Distribution, Partners received 4,170,294 shares of Common Stock and 3,980,001 Private Warrants and Executive received 20,956 shares of Common Stock and 20,000 Private Warrants. On August 5, 2022, MidOcean Partners V, L.P., a Delaware limited partnership (“Partners”), transferred 5,500 shares of Common Stock to MidOcean Partners Executive V, L.P., a Delaware limited partnership (“Executive”). Figures include shares of Common Stock issuable upon exercise of Private Warrants and Public Warrants. The general partner of Partners and Executive is MidOcean Associates V, L.P., a Delaware limited partnership (“Associates”). The general partner of Associates is Ultramar Capital, Ltd, a Cayman Islands company (“Ultramar”), which is controlled by James Edward Virtue (“Virtue”). Accordingly, each of Associates, Ultramar, and Virtue may be deemed to have beneficial ownership of the securities held by Partners and Executive, and in each case, each of Partners, Executive, Associates, Ultramar and Virtue disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address of each of Executive, Partners, Associates, Ultramar and Virtue is 245 Park Avenue, 38th Floor, New York, NY 10167.

(3)
Allspring Special Small Cap Value Fund, A series of Allspring Funds Trust (f/k/a Wells Fargo Special Small Cap Value Fund, A series of Wells Fargo Funds Trust), is a registered investment company under the Investment Company Act of 1940.

(4)
Each of Wasatch Micro Cap Fund and Wasatch Core Growth Fund is a registered investment company under the Investment Company Act of 1940 (the “Wasatch Funds”). Each of the Wasatch Funds is advised by Wasatch Advisors, Inc. (“Wasatch”), a registered investment advisor, which, according to a Schedule 13D filed by Wasatch on February 11, 2022, has voting power over an additional 1,080,704 shares of Common Stock not reflected in the above table. The business address of Wasatch and the Wasatch Funds is 505 Wakara Way, Salt Lake City, UT 84108.

(5)	Clearlake Flagship Plus Partners Master Fund, L.P. is a registered investment company under the Investment Company Act of 1940.
(6)
Baron Small Cap Fund is a registered investment company under the Investment Company Act of 1940. BAMCO, Inc., a registered investor advisor, is the investment advisor of Baron Small Cap Fund. Mr. Ronald Baron has voting and/or investment control over the shares of our Common Stock held by Baron Small Cap Fund and, accordingly, may be deemed to have beneficial ownership of such shares. Mr. Baron disclaims beneficial ownership of the shares held by Baron Small Cap Fund.

(7)
Consists of (i) 401,279 shares of Common Stock held by Polar Multi-Strategy Master Fund and (ii) 102,777 shares of Common Stock held by Polar Long/Short Master Fund (collectively, the “Polar Funds”). The Polar Funds are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Funds and has control and discretion over the shares held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Funds is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6.

(8)
Each of the Glenn J Krevlin Revocable Trust dated July 25, 2007 (“G. Krevlin Trust”) and Nina P. Krevlin Irrevocable Trust FBO Michael Krevlin (“N. Krevlin Trust”) is managed by Glenn J. Krevlin, as trustee. Mr. Krevlin has voting and investment control over the shares of our Common Stock held by the G. Krevlin Trust and N. Krevlin Trust and, accordingly, may be deemed to have beneficial ownership of such shares.

(9)
The Stewart J. Rahr Revocable Trust (“S. Rahr Trust”) is managed by Stewart Rahr, as grantor and trustee and Steven Burns, as trustee. Each of Mr. Rahr and Mr. Burns has voting and investment control over the shares of our Common Stock held by the S. Rahr Trust and, accordingly, may be deemed to have beneficial ownership of such shares.

(10)
Kornitzer Capital Management, Inc. (“KCM”) is the investment adviser to and acting for the benefit of the Buffalo Funds. KCM may be deemed to have voting and dispositive power with respect to the shares of our Common Stock and, accordingly, may be deemed to have beneficial ownership of such shares. Craig Richard and Doug Cartwright are employees of KCM and manage the Buffalo Early Stage Growth Fund. Mr. Richard and Mr. Cartwright may be deemed to have voting and dispositive power with respect to the shares; however, Mr. Richard and Mr. Cartwright disclaim beneficial ownership of the shares held by the Buffalo Funds.

(11)
FMAB Partners LP (“FMAB”) is managed by JAJO, LLC (“JAJO”). Each of Jack D. Furst, John S. Furst and Robert S. Furst have voting and investment control over the shares of our Common Stock held by FMAB and, accordingly, may be deemed to have beneficial ownership of such shares.

(12)
Michael A Merriman and Mary Beth Sotos each have voting or investment control over the shares of our Common Stock held by Americo Life, Inc. and, accordingly, may be deemed to have beneficial ownership of such shares.

(13)
Matthew Maddox and Katherine Maddox each have voting or investment control over the shares of our Common Stock held by The Maddox Family Trust (“Maddox Trust”) and, accordingly, may be deemed to have beneficial ownership of such shares.

(14)
Staysail 16 LLC (“Staysail”) is managed by Spinnaker Capital 2018 GP LLC. Anastasios Parafestas has voting and investment control over the shares of our Common Stock held by Staysail and, accordingly, may be deemed to have beneficial ownership of such shares.

(15)
Represents 433,333 Private Warrants received pursuant to the Sponsor Distribution, and the 433,333 shares of Common Stock issuable upon exercise of such Private Warrants. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(16)
Represents 449,063 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(17)
Represents 449,062 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(18)
Represents (a) 493,632 shares of Common Stock, (b) 233,333 Private Warrants, and (c) 233,333 shares of Common Stock issuable upon exercise of the Private Warrants received pursuant to the Sponsor Distribution. Matthew E. Rubel and Melissa Rubel are the trustees of the Selling Securityholder and have shared voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have beneficial ownership of such securities. The business address of Matthew E. Rubel, Melissa Rubel and the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(19)
Represents 134,831 shares of Common Stock received pursuant to the Sponsor Distribution. Matthew E. Rubel is the trustee of the Selling Securityholder and has voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have beneficial ownership of such securities. The business address of Matthew E. Rubel and the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(20)
Represents 134,831 shares of Common Stock received pursuant to the Sponsor Distribution. Matthew E. Rubel is the trustee of the Selling Securityholder and has voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have beneficial ownership of such securities. The business address of Matthew E. Rubel and the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(21)
Represents 134,831 shares of Common Stock received pursuant to the Sponsor Distribution. Matthew E. Rubel is the trustee of the Selling Securityholder and has voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have beneficial ownership of such securities. The business address of Matthew E. Rubel and the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(22)
Represents 30,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(23)
Represents (a) 17,000 vested restricted stock units and (b) 30,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(24)
Represents 35,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(25)
Represents 32,500 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(26)
Represents 25,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(27)
Represents 19,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(28)
Represents 3,000 shares of Common Stock received pursuant to the Sponsor Distribution. Mindy Grossman is the trustee of the Selling Securityholder and has voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have a beneficial ownership of such securities. The business address of the Selling Securityholder and Mindy Grossman is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(29)
Represents 3,000 shares of Common Stock received pursuant to the Sponsor Distribution. Mindy Grossman is the trustee of the Selling Securityholder and has voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have a beneficial ownership of such securities. The business address of Mindy Grossman and the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(30)
Represents 25,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(31)
Represents 25,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(32)
Represents 10,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(33)
Represents 20,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(34)
Represents 5,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material U.S. federal income tax consequences of the ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are purchasing our securities in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Code of 1986, as amended (the “Code”)), including but not limited to:
•	financial institutions or financial services entities;
•	broker-dealers;
•	governments or agencies or instrumentalities thereof;
•	regulated investment companies;
•	real estate investment trusts;
•	expatriates or former long-term residents of the U.S.;
•	persons that actually or constructively own five percent or more of our voting shares;
•	insurance companies;
•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities;
•	controlled foreign corporations and passive foreign investment companies; and
•	tax-exempt entities.
This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, all of which are subject to change, possibly with retroactive effect, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the United States Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its position may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of shares of our Common Stock or Warrants who or that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that would be subject to tax at the maximum tax rate applicable to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants. Upon a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock or Warrants. A U.S. holder’s adjusted tax basis in its Common Stock or Warrants generally will equal the U.S. holder’s acquisition cost for the Common Stock or Warrant less, in the case of a share of Common Stock, any prior distributions treated as a return of capital.
Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or Warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Exercise, Redemption or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Common Stock upon exercise of a Warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the Warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the Common Stock received upon exercise of the Warrants will begin on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.
The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax deferred situation, a U.S. holder’s basis in the Common Stock received would equal the holder’s basis in the Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. holder held the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrants exercised therefor.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered Warrants equal to the number of shares of Common Stock having a value equal to the exercise price for the total number of Warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock received in respect of the Warrants deemed surrendered and the U.S. holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Common Stock received would equal the sum of the fair market value of the Common Stock received in respect of the Warrants deemed surrendered and the U.S. holder’s tax basis in the Warrants exercised. It is unclear whether a U.S. holder’s holding period for the Common Stock would commence on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. holder held the Warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Public Warrants” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to a U.S. holder, taxed as described above under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants.”
Possible Constructive Distributions. The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this registration statement entitled “Description of Securities—Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares of Common Stock or to such exercise price increases the Warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution generally would be subject to tax in the same manner as if the U.S. holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale, taxable exchange or other taxable disposition of our shares of Common Stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock or Warrants who or that is not a U.S. holder or a partnership.
Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants” below.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Exercise or Lapse of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant by a U.S. holder, as described under “U.S. Holders—Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants.”
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “U.S. real property holding corporation” (or “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock or Warrants, and, in the case where shares of our Common Stock or our Warrants are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock or Warrants (as applicable) at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock or Warrants (as applicable). Our Common Stock and Warrants are currently traded on the NYSE, but there can be no assurance that either will continue to be treated as regularly traded on an established securities market for this purpose.
Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates and, in addition, a purchaser of our Common Stock or Warrants may be required to withhold tax with respect to that obligation. We believe that we are not currently a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future.
Possible Constructive Distributions. The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Public Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. Any resulting withholding tax may be withheld from future cash distributions.
Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock and Warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes. Sections 1471 through 1474 of the Code (commonly known as “FATCA”), generally will impose a withholding tax of 30% on dividend income from our Common Stock paid to (i) a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person as defined under the Code who directly or indirectly owns more than 10% of the entity. These rules do not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules, including pursuant to or in compliance with an intergovernmental agreement entered into between the United States and the beneficial owner’s home jurisdiction.

PLAN OF DISTRIBUTION
We are registering (i) up to 91,102,264 shares of Common Stock for possible sale by the Selling Securityholders from time to time and (ii) up to 6,333,333 Warrants for possible sale by the Selling Securityholders from time to time. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus.
In addition, this prospectus relates to the issuance by us of up to an aggregate of 6,333,333 shares of our Common Stock issuable upon the exercise of the Warrants offered hereby. We will receive the proceeds from any exercise of any Warrants for cash. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The shares of Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes any donee, pledgee, transferee or other successor in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. Each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock or Warrants by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of NYSE;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Common Stock or Warrants or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock or Warrants in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock or Warrants in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock or Warrants short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Common Stock or Warrants offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares of Common Stock or Warrants to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of shares of Common Stock or Warrants, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of shares of Common Stock or Warrants is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with Warrant Agreement, dated October 6, 2020, between Continental Stock Transfer & Trust Company, as Warrant agent, and Empower (the “Warrant Agreement”), on or before the expiration date set forth therein by surrendering, at the office of the Warrant agent, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Common Stock or Warrants offered by this prospectus.

DESCRIPTION OF SECURITIES
The following sets forth a summary of certain terms of our securities, including certain provisions of the Delaware General Corporation Law (the “DGCL”) and of the Company’s certificate of incorporation and the bylaws. This summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified entirely by reference to the certificate of incorporation, bylaws and the Warrant Agreement. You should refer to our certificate of incorporation, our bylaws and the Warrant Agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, for a complete description of the rights and preferences of our securities. The summary below is also qualified by reference to the provisions of the DGCL, as applicable.
Authorized Capitalization
The certificate of incorporation authorizes the issuance of 555,000,000 shares of capital stock, consisting of (i) 550,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).
Common Stock
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, under the certificate of incorporation, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders and are not entitled to cumulative voting in the election of directors. Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under the certificate of incorporation. Subject to preferences that may be applicable to any outstanding series of Preferred Stock, the holders of our Common Stock will receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.
Preferred Stock
The certificate of incorporation provides that shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Company’s board of directors is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Company’s board of directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.
Dividends
Under the certificate of incorporation, holders of Common Stock are entitled to receive ratable dividends, if any, as may be declared from time-to-time by our board of directors out of legally available assets or funds, subject to preferences that may be applicable to any outstanding series of Preferred Stock.
Preemptive or Other Rights
The certificate of incorporation does not provide for any preemptive or other similar rights.
Election of Directors
Under the terms of the certificate of incorporation, the board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the 2022 annual meeting of stockholders. Class II and Class III directors will initially serve for a term expiring at the 2023 and 2024 annual meeting of stockholders, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the board of directors of the Company.
Under the certificate of incorporation, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee. There are no cumulative voting rights.
Annual Stockholder Meetings
The bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the board of directors. To the extent permitted under applicable law, the Company may conduct meetings by remote communications.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Limitations on Liability and Indemnification of Officers and Directors
The certificate of incorporation and bylaws provide for the indemnification of current and former officers and directors of the Company to the fullest extent permitted by Delaware law. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of fiduciary duty. This limitation is generally unavailable for acts or omissions by a director which (i) were not in good faith, (ii) were the result of intentional misconduct or a knowing violation of law, (iii) the director derived an improper personal benefit from (such as a financial profit or other advantage to which the director was not legally entitled) or (iv) breached the director’s duty of loyalty. The DGCL also prohibits limitations on director liability under Section 174 of the DGCL, which relates to certain unlawful dividend declarations and stock repurchases. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In connection with the consummation of the Business Combination contemplated by the Merger Agreement, we purchased a tail policy with respect to liability coverage for the benefit of our officers and directors prior to the Closing on the same or substantially similar terms of our existing policy. Pursuant to the Merger Agreement, we are required to maintain such tail policy for a period of no less than six years following the Closing.
These provisions may discourage current stockholders and future stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders and stockholders. Furthermore, a stockholder’s or stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Exclusive Forum
The certificate of incorporation provides that, unless the Company selects or consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of the foregoing, “internal corporate claims” means claims, including claims in the right of the Company that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring any interest in any shares of Common Stock will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the exclusive forum provision of the certificate of incorporation, and (ii) having service of process made upon such holder of Common Stock in any such action by service upon such holder of Common Stock’s counsel in such action as agent for such holder of Common Stock.
Certain Anti-Takeover Provisions of Delaware Law; Certificate of Incorporation and Bylaws
The certificate of incorporation, bylaws and DGCL contain provisions, as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.
Advanced Notice Requirements for Stockholder Meetings, Nominations and Proposals
The bylaws provide that special meetings of the stockholders may be called only by or at the direction of the chairman of our board of directors, the chief executive officer, the secretary, or the board of directors pursuant to a resolution adopted by a majority of the board. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.
The bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, including the nomination of a director candidate. The bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before such meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before such meeting by a stockholder who (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of Common Stock) both at the time of giving the notice and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with the notice procedures set forth in the bylaws as to such business. To be timely for the Company’s annual meeting of stockholders, the Company’s secretary must receive the written notice at the Company’s principal executive offices not earlier than the 120th day and not later than the 90th day before the one-year anniversary of the preceding year’s annual meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, notice by a stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Nominations and proposals also must satisfy other procedural and information requirements set forth in the bylaws. The Chairperson of the board of directors of the Company may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
No Cumulative Voting
The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our certificate of incorporation does not provide for cumulative voting.
Classified Board of Directors
Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. Class I, II and III directors shall initially serve until our 2022, 2023 and 2024 annual meetings of stockholders, respectively. Commencing with the 2024 annual meeting of stockholders, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.
Removal of Directors; Vacancies
Our certificate of incorporation provides that directors may be removed only for cause and only upon the affirmative vote of holders of a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our certificate of incorporation provides that any newly created directorships and any vacancies on our board of directors will be filled only by the affirmative vote of the majority of remaining directors. Therefore, stockholders are not able to elect new directors to fill any resulting vacancies that may be created as a result of such a special meeting.
Supermajority Vote Requirement to Amend the Bylaws and Certificate of Incorporation
The affirmative vote of at least (i) 66 2/3% of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class, is required for stockholders to adopt, amend or repeal Article VI of the bylaws, (ii) 66.7% of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors is required for stockholders, voting as a single class, to adopt, amend or repeal Section 4.2 and Articles V, VII, VIII, X, XI and XII of the certificate of incorporation and (iii) 80% of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors is required for stockholders, voting as a single class, to adopt, amend or repeal Article IX of the certificate of incorporation.
Stockholder Action by Written Consent
The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our certificate of incorporation precludes stockholder action by written consent.
Authorized but Unissued Shares
Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the rules of the NYSE require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of Common Stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, our board of directors has the ability to issue Preferred Stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Warrants
As of August 6, 2022, there were 12,966,645 Warrants outstanding, consisting of 8,299,978 Public Warrants, each representing the right to purchase one share of Common Stock at a price of $11.50 per share, subject to certain conditions set forth in the Warrant Agreement and 4,666,667 Private Warrants, each representing the right to purchase one share of Common Stock at a price of $11.50 per share, subject to certain conditions set forth in the Warrant Agreement.
Public Warrants
Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on October 9, 2021 (the one year anniversary of Empower’s initial public offering), except as discussed below. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a Warrant holder. The Warrants will expire on July 16, 2026, the date that is five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and we will not be obligated to issue a share of Common Stock upon exercise of a Warrant unless the share of Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that such conditions are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.
We have agreed that as soon as practicable, but in no event later than twenty business days after the Closing, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the Warrants expire or are redeemed, as specified in the Warrant Agreement. If our shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is not effective by the 60th business day after the Closing, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the fair market value less the exercise price of the Warrants by (y) the fair market value and (B) 0.361 per Warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00.
We may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants) in whole and not in part, at a price of $0.01 per Warrant, upon a minimum of 30 day’s prior written notice of redemption to each Warrant holder, if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “—Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.
We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Warrant holder to pay the exercise price for each Warrant being exercised. However, the price of the shares of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “—Anti-dilution Adjustments”) as well as the $11.50 per share of Common Stock exercise price after the redemption notice is issued.
Redemption of Warrants when the price per share of Common Stock equals or exceeds $10.00.
We may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants) in whole and not in part, at a price of $0.10 per Warrant, upon a minimum of 30 days’ prior written notice of redemption if, and only if, the closing price of our shares of Common Stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “—Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.
Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the redemption fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant immediately so adjusted. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. If the exercise price of a Warrant is adjusted pursuant to the second paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the share prices immediately prior to the adjustment less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

	Fair Market Value of share of Common Stock
Redemption Date (period to expiration of Warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

For example, if the volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of Common Stock for each whole Warrant. However, the exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.
This redemption feature differs from the typical Warrant redemption features used by many other blank check companies, which typically only provide for a redemption of Warrants for cash (other than the Private Warrants) when the trading price for the shares of Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the shares of Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of Common Stock is below the exercise price of the Warrants. This redemption feature was established to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold discussed above. Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input as of the date of the initial public offering prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the Warrant holders.
As stated above, we can redeem the Warrants when the shares of Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the shares of Common Stock are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Common Stock if and when such shares of Common Stock were trading at a price higher than the exercise price of $11.50.
No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the shares of Common Stock pursuant to the Warrant Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the shares of Common Stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.
Maximum Percentage Procedures.
A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.
If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. If the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion. For these purposes, “historical fair market value” means the volume weighted average price of a share of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Common Stock on account of such shares of Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share or (c) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our certificate of incorporation or bylaws with respect to any other provision relating to the rights of holders of Common Stock, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.
If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock issuable upon exercise thereof, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of shares of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrants are issued in registered form under the Warrant Agreement whereby the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock.
Private Placement Warrants
Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Warrants (including the shares of Common Stock issuable upon exercise of the Private Warrants) were not transferable, assignable or salable until August 15, 2021, the date that was 30 days after the Closing Date (except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Warrants), and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than our Sponsor or its permitted transferees, the Private Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Any amendment to the terms of the Private Warrants or any provision of the Warrant Agreement with respect to the Private Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Warrants.
If a holder of the Private Warrants elects to exercise a Private Warrant on a cashless basis, the holder would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant agent. The reason these Warrants permit a cashless exercise so long as they are held by our Sponsor and its permitted transferees is because it was not known at time of issuance whether they would be affiliated with us following the Business Combination, which would significantly limit their ability to sell our securities in the open market. We have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public investors who could exercise their Warrants and sell the shares.
Listing of Securities
Our Common Stock and Public Warrants are listed on the NYSE under the symbols “HLLY” and “HLLY WS,” respectively.
Transfer Agent
The Transfer Agent and Registrar for the Common Stock and the Warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain legal matters in connection with the securities offered hereby may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You can obtain a copy of the registration statement for free at www.sec.gov.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov.
We also maintain a website at www.holley.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.
We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:
(a)
Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022 (including portions of our definitive Proxy Statement for our 2022 Annual Meeting of Stockholders, filed with the SEC on March 31, 2022, incorporated therein by reference);

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended April 3, 2022 (filed with the SEC on May 12, 2022) and July 3, 2022 (filed with the SEC on August 11, 2022);
(c)	Our Current Reports on Form 8-K, filed with the SEC on April 19, 2022, April 25, 2022, May 12, 2022, and August 11, 2022; and
(d)
The description of the our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on October 6, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of filing of this Registration Statement and prior to the effectiveness of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:
Holley Inc.
1801 Russellville Road
Bowling Green, Kentucky 42101
(270) 782-2900
Attention: Corporate Secretary

14,000,000 Shares of Common Stock
PROSPECTUS SUPPLEMENT
Lead Book-Running Managers

J.P. Morgan	Jefferies

Joint Book-Running Managers

William Blair	Canaccord Genuity

September 10, 2025